EXHIBIT 99.1

The following certification accompanies the issuer’s Quarterly Report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967.

McCORMICK & COMPANY, INCORPORATED

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of McCormick & Company, Incorporated (the “Company”) on Form 10-Q for the period ending February 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert J. Lawless, Chairman, President & Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert J. Lawless
Robert J. Lawless
Chairman, President and & Chief
Executive Officer

Date:	April 11, 2003

A signed original of this written statement required by Section 906 has been provided to McCormick & Company and will be retained by McCormick & Companyand furnished to the Securities and Exchange Commission or its staff upon request.